Exhibit 10.2

FOURTH AMENDMENT TO
MANAGEMENT AGREEMENT

THIS FOURTH AMENDMENT TO MANAGEMENT AGREEMENT (the “Amendment”) is entered into as of April 23, 2026 (the “Effective Date”), by and between Orchid Island Capital, Inc., a Maryland corporation (the “Company”), and Bimini Advisors, LLC, a Maryland limited liability company (“Manager”), with an effective date as of April 1, 2026. Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and the Manager entered into a Management Agreement effective as of February 20, 2013, the First Amendment to Management Agreement effective as of April 1, 2014, the Second Amendment to Management Agreement effective as of June 30, 2014 and the Third Amendment to Management Agreement effective as of November 16, 2021 (collectively, the “Agreement”);

WHEREAS, the Manager is a wholly-owned subsidiary of Bimini Capital Management, Inc. (“Bimini”);

WHEREAS, Bimini acquired eighty percent (80%) of the fully diluted equity interests of Tom Johnson Investment Management, LLC, a privately held registered investment adviser (“TGIM”), on April 1, 2026; and

WHEREAS, in connection with Bimini’s acquisition of TGIM, the Company and the Manager now desire to amend the Agreement on the terms set forth herein to more fairly allocate certain of the expenses between the Company and the Manager.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the parties hereby amend and modify the Agreement in the manner set forth below:

1.	Section 7(b)(xiii) of the Agreement is hereby deleted and replaced with the following:

“(xiii) all travel and related expenses of directors, officers and employees of the Company and the Manager, incurred in connection with attending meetings of the Board of Directors or holders of securities of the Company or any Subsidiary or performing other business activities that relate to the Company or any Subsidiary, including, without limitation, travel and related expenses incurred in connection with the purchase, consideration for purchase, financing, refinancing, sale or other disposition of any investment or potential investment of the Company; provided, however, that the Company shall only be responsible for its pro rata share of such expenses where such expenses were not incurred solely for the benefit of the Company;”

2.	Section 7(b)(xvi) of the Agreement is hereby deleted and replaced by the following:

“(xvi) all costs and expenses related to (A) the design and maintenance of the Company’s web site or sites and (B) the Company’s pro rata share, based on the relative revenue of the Company and Bimini (excluding any expense reimbursements pursuant to this Agreement) for (I) the immediately preceding fiscal year for purposes of each of the first and second quarters and (II) the first six months of the fiscal year for purposes of each of the third and fourth quarters, of any computer software, hardware or information technology services that is used by the Company;”

3.	Section 7(b)(xvii) of the Agreement is hereby deleted and replaced by the following:

“(xvii) all costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses; provided, however, that the Company shall only be responsible for its pro rata share of such expenses, based on the Company’s percentage of the aggregate amount of the Manager’s RMBS assets under management (measured as of the first day of each month), where such expenses were not incurred solely for the benefit of the Company;”

4.	Section 7(b)(xix) of the Agreement is hereby deleted and replaced by the following:

“(xix) rent (including disaster recovery facilities costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its Affiliates required for the Company’s operations; provided, however, that the Company shall only be responsible for its pro rata share of such expenses, based on the relative revenue of the Company and Bimini (excluding any expense reimbursements pursuant to this Agreement) for (I) the immediately preceding fiscal year for purposes of each of the first and second quarters and (II) the first six months of the fiscal year for purposes of each of the third and fourth quarters, where such expenses were not incurred solely for the benefit of the Company; and;”

5.	This Amendment constitutes an amendment or modification of the Agreement that is entered into pursuant to Section 16(d) of the Agreement.

6.	Except as set forth in this Amendment, the parties acknowledge and agree that all other terms of the Agreement shall remain in full force and effect.

7.

All prior agreements, promises, representations, or statements, whether oral or in writing, regarding this Amendment are merged and integrated herein. This Amendment and the Agreement, as so amended, constitute the entire agreement with respect to the subject matter hereof. No amendments, waivers or modifications to the terms of the Agreement shall be valid unless set forth in writing and signed by the Company and the Manager.

8.	This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which taken together shall constitute a single agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ORCHID ISLAND CAPITAL, INC.

By:	/s/ Robert E. Cauley
Name:	Robert E. Cauley
Title:	Chief Executive Officer

BIMINI ADVISORS, LLC

By:	/s/ George H. Haas, IV
Name:	George H. Haas, IV
Title:	Chief Financial Officer, Chief Investment Officer and Secretary

Signature Page to Fourth Amendment to Management Agreement